AMENDMENT TO RESTATED
                     EMPLOYMENT AGREEMENT

     THIS AMENDMENT TO RESTATED EMPLOYMENT AGREEMENT ("Amendment") is made and entered into as of the 24th day of March, 1998, by and between LACLEDE STEEL COMPANY, a Delaware corporation ("Employer"), and MICHAEL H. LANE ("Employee").
     WHEREAS, Employee and Employer previously entered into an employment agreement as of the 19th day of October, 1994 that was most recently restated on the 30th day of July, 1996 ("Restated Employment Agreement"); and
         WHEREAS, Employee and Employer desire to amend the Restated Employment Agreement by making the amendments stated herein and as amended, to reaffirm Employee's Restated Employment Agreement; and
         WHEREAS, Employee and Employer desire to set forth the terms of Employee's continued employment with Employer and the terms of the separation of Employee from Employer's employ at the end of such employment;
         NOW, THEREFORE, in consideration of the foregoing and the promises and agreements herein contained, the parties agree as follows:
          A. Employee shall continue as Vice-President Finance, Treasurer & Secretary and as Chief Financial Officer.
          B. The term of Employee's employment under Employee's Restated Employment Agreement is changed to the earlier of (a) one hundred eighty (180) days from the date of this Amendment or (b) such earlier date as shall be determined by the President of Employer by giving written notice to Employee.
In either case the date of the termination of Employee's
                 Restated Employment Agreement is hereafter referred to as Employee's "Agreement Termination Date." Notwithstanding Employee's
Agreement Termination Date or anything contained in Employee's Key
Employee Retirement Agreement with Employer (Employee's "KERP"),
Employer and Employee agree that Employee shall receive a lump sum payment of Employee's Accrued Benefit on the later of August 2, 1999 or twelve (12) months after Employee's Agreement Termination Date (Employee's "KERP Payment Date").
                 Until Employee's KERP Payment Date, Employee shall be considered an active employee of Employer.
          C. Until Employee's Agreement Termination date, Employer shall continue to pay Employee monthly compensation of $20,292.00
("Monthly Payment" and in the plural "Monthly Payments") reduced by applicable employment taxes, at the same time and in the same manner as
Employer pays its other officers.
          D. During Employee's employment with Employer, Employer shall provide Employee with such fringe benefits as are made available by
Employer from time to time to other employees of Employer at Employee's level of employment; provided however, that benefits paid to Employee shall in all events include Employee's leased automobile, Employee's tax assistance program, health and disability insurance (collectively the "Benefits").
          E. After Employee's Agreement Termination Date Employer shall pay Employee Monthly Payments (or in the case of a period of less than one month, the pro rata portion of the Monthly Payment for such period based on a thirty (30) day month) for the greater period of (a) each month from Employee's Agreement Termination Date through August 2, 1999, or (b) each month for twelve (12) months from Employee's Agreement
Termination Date.
                 The total of such Monthly Payments, as applicable, are hereafter referred to as the "Sum of Monthly Payments". If Employee remains in the employ of Employer for at least one hundred eighty (180) days from the date of this Amendment then in lieu of  paying the Monthly Payments to
Employee each month as set forth above, the Sum of Monthly Payments shall be paid in two (2) equal installments. In such case, the first installment shall be paid
                 on the first working day after Employee's Agreement Termination Date and the final installment shall be paid three (3) months after
Employee's Agreement Termination Date.  Monthly Payments and the Sum of
Monthly Payments shall be reduced only by applicable employment taxes normally deducted from Employee's wages.
          F. Employee shall be entitled to receive the Benefits through Employee's KERP Payment Date.
          G. After Employee's KERP Payment Date Employee shall be eligible to participate in the Laclede Retired Salaried Medical Plan, as such Plan may be amended from time to time by Employer.
          H. After Employee's KERP Payment Date medical benefits now payable for the benefit of Employee's dependent daughter, Kelly Lane, under the Laclede Salaried Employee Medical Plan, as referenced in the attached letter from General American Life Insurance Company, shall be provided under the Laclede Retired Salaried Medical Plan, as such Plan may be amended from time to time, so long as such benefits are recommended by General American Life Insurance Company or its independent case manager, or the successors of either of them.
          I.        Any notice to Employer hereunder shall be addressed as
follows:
                         Laclede Steel Company
                         Attn: President
                         15th Floor
                         One Metropolitan Square
                         St. Louis, Missouri  63102
                    Any notice to Employee hereunder shall be made addressed as follows:
                         Michael H. Lane
                         3708 Sunset Chase
                         St. Louis, Missouri  63127

          J. Except as expressly amended by this Amendment the Restated Employment Agreement is hereby ratified in all respects. If any provision of this Amendment is inconsistent with any provision of the Restated Employment Agreement, then this Amendment shall govern.
          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

  ____________________________

                     MICHAEL H. LANE

                                        "Employee"


                                      LACLEDE STEEL COMPANY

               By: _________________________

                                           Thomas E. Brew, Jr.,

                                             President
                                             "Employer"